UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 29, 2023

Bluescape Opportunities Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39666	98-1547348
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Crescent Court, 18th Floor Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 398-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	BOAC.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	BOAC	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	BOAC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 29, 2023, Bluescape Opportunities Acquisition Corp. (the “Company”) announced that it would not complete its initial business combination by October 30, 2023, the deadline for the Company to complete its initial business combination. A copy of an announcement by the Chairman of the Company’s board of directors related to such determination is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Due to the Company not completing a business combination, as required by the Company’s Amended and Restated Memorandum and Articles of Association, on October 30, 2023, the Company will redeem (the “Redemption”) 100% of the Company’s issued and outstanding Class A ordinary shares, par value $0.0001 per share (the “Public Shares”). The Redemption is expected to be completed on October 31, 2023 (the “Redemption Date”). In the Redemption, funds held in the Company’s trust account, less $100,000 to pay dissolution expenses and net of taxes payable, will be distributed to each holder of Public Shares on a pro rata basis (such amount, the “Redemption Amount”). Based upon the amount held in the trust account as of June 30, 2023, which was $74,408,965, the Company estimates that the per-share Redemption Amount will be approximately $10.04. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless upon the liquidation of the Company.

The Company anticipates that the Public Shares, as well as the Company’s publicly traded units, will cease trading as of the close of business on October 30, 2023. On September 28, 2023, The New York Stock Exchange (the “NYSE”) notified the Company that the NYSE determined to commence proceedings to delist the Company’s warrants from the NYSE and that trading in the Company’s warrants would be suspended immediately, due to trading price levels pursuant to Section 802.01D of the NYSE Listed Company Manual. As a result of the expected expiration of the warrants, the Company does not intend to appeal the NYSE’s determination. On the Redemption Date, the Public Shares will be deemed canceled and will represent only the right to receive the Redemption Amount. The Company has been advised that the New York Stock Exchange will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. Thereafter, the Company will file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Beneficial owners of the Public Shares held in “street name” will not need to take any action in order to receive their pro rata portion of the Redemption Amount. Holders of registered Public Shares will need to present their respective share certificates to the Company’s transfer agent, Continental Stock Transfer & Trust Company, to receive their pro rata portion of the Redemption Amount.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Announcement, dated September 29, 2023, by the Chairman of the Board of Directors of Bluescape Opportunities Acquisition Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2023

Bluescape Opportunities Acquisition Corp.

By:	/s/ C. John Wilder
C. John Wilder
Chief Executive Officer